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Coopers                  Coopers & Lybrand L.L.P.
& Lybrand                a professional services firm


                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Post-Effective Amendment No. 20 to the Registration Statement of Cash Accumulation Trust on Form N-1A (File No. 2-91889) (the "Registration Statement") of our report dated October 23, 1996 on our audit of the financial statements and financial highlights of the Fund.

We also consent to the reference to our firm under the caption"Independent Auditors" in the Statement of Additional Information.

                                        COOPERS & LYBRAND L.L.P.

New York, New York
January 29, 1997





Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand International